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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Symantec Corporation Restricted Stock Purchase Agreement (April 14, 1999) of our report dated April 30, 1999 with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.



                                               /S/ Ernst & Young LLP
San Jose, California
February 28, 2000